                  AMENDMENT NO. 4 TO THE LOAN AND SECURITY AGREEMENT
                  --------------------------------------------------

     This AMENDMENT NO. 4 ("Amendment No. 4") dated as of February 18, 2005 to the Loan and Security Agreement dated as of January 18, 2002 by and between
MISONIX, INC., a New York corporation with offices at 1938 New Highway,
Farmingdale, New York 11735 ("Debtor") and Fleet National Bank, a Bank of
America company, a national banking association having a place of business at
300 Broad Hollow Road, Melville, New York 11747 ("Secured Party"), as amended by
Amendment No. 1 to the Loan and Security Agreement dated as of November 12,
2002, as further amended by Amendment No. 2 to the Loan and Security Agreement
dated June 20, 2003, as further amended by Amendment No. 3 to the Loan and
Security Agreement dated as of January 18, 2005.

                              W I T N E S S E T H :
                              - - - - - - - - - - -

     WHEREAS, on January 18, 2002, Debtor and Secured Party had entered into a certain loan and security agreement, as amended by Amendment No. 1 to the Loan and Security Agreement dated on or about November 11, 2002, as further amended by Amendment No. 2 to the Loan and Security Agreement dated June 20, 2003, as further amended by Amendment No. 3 to the Loan and Security Agreement dated as of January 18, 2005 (collectively, the "Loan Agreement").

     WHEREAS, Debtor has requested that Secured Party increase the Borrowing
Capacity (as defined in the Loan Agreement) by an additional $1,000,000.00 and extend the Termination Date (as defined in the Loan Agreement) for an additional period of time, and the Secured Party has agreed to do so, in the manner set forth below, provided however, that, among other things, Debtor execute this
Amendment No. 4.

     NOW, THEREFORE, in consideration of the mutual promises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.   The definition of "Borrowing Capacity" is hereby amended to read in its entirety as follows:

          BORROWING CAPACITY means, at the time of computation, with respect to the Revolving Credit Facility, Six ($6,000,000.00) Million Dollars.

     2.   The definition of "Fleet National Bank" is hereby amended to read in its entirety as follows:

          FLEET NATIONAL BANK means Fleet National Bank, a Bank of America company, a national banking association, including its successors and/or assigns.

     3.   The definition of "Floating Rate Option" is hereby restated to read in its entirety as follows:

          FLOATING RATE OPTION means a rate per annum equal to the Prime Rate plus the margins determined by the Secured Party based on the following "Total Debt to Tangible Net Worth" Grid:

          "Total Debt to Tangible Net Worth" Grid.
          ----------------------------------------

                                  Total Debt to
Period                            Tangible Net Worth       Spread above Prime
------                            ------------------       ------------------

From
Closing           [less than or equal to]1.00                0.00% per annum
Date and                                >1.00 to 1.00        0.25% per annum
thereafter

     4.   The definition of "LIBOR Rate Option" is hereby amended to read in its entirety as follows:

          LIBOR RATE OPTION means a rate per annum equal to LIBOR plus the margins determined by the Secured Party based on the following "Total
          Debt to Tangible Net Worth" Grid:

          "Total Debt to Tangible Net Worth" Grid.
          ----------------------------------------

                                    Total Debt to               Spread Above
Period                              Tangible Net Worth          LIBOR Rate
------                              ------------------          ----------

From
Closing           [less than or equal to]1.00                 1.25% per annum
Date and
thereafter                              >1.00 to 1.00         1.50% per annum

     5.   The definition of "TERMINATION DATE" is hereby amended to read in its entirety as follows:

          TERMINATION DATE means, with respect to the Revolving Credit Facility, the earlier to occur of (a) January 18, 2008 or (b) upon the occurrence of an Event of Default.

     6.   The definition of "WORKING CAPITAL" is hereby amended to read in its entirety as follows:

          WORKING CAPITAL means the ratio of (a) Current Assets to (b) Current
          Liabilities plus Secured Party debt (excluding

          from the calculation the assets and liabilities of Labcaire Systems
          Limited).

     7.   Section 7.3. of the Loan Agreement shall be amended in its entirety to read as follows:

     7.3. PROMISE TO PAY FEES.

          Revolving Credit Unused Facility Fee. Debtor promises to pay to
          Secured Party quarterly, on the first day of each calendar quarter, an unused fee at the rate of one quarter of one percent (.25%) per annum of Six Million ($6,000,000.00) Dollars less the aggregate principal balance of all Advances outstanding during the quarter just ended under the Revolving Credit Facility.

     8.   Section 9.1. of the Loan Agreement shall be amended in its entirety to read as follows:

     9.1. FINANCIAL STATEMENTS. Debtor shall furnish to Secured Party:

               (a) Annual Audited Financial Statements of Debtor. Debtor shall deliver to Secured Party, within ten (10) days of filing, a copy of the Form 10-K filed with the Securities and Exchange Commission, and internally prepared consolidated and consolidating financial statements of the Debtor and each Consolidated Subsidiary. All such financial statements and other documents delivered to Secured Party are to be certified as accurate by the chief financial officer of the
          Debtor.

               (b) Quarterly 10-Q Reports. Debtor shall provide to Secured
          Party, within ten (10) days of filing, the consolidated 10-Q report filed with the Securities and Exchange Commission of the Debtor and
          each Consolidated Subsidiary as of the end of such period, fairly presenting the Debtor's and each Consolidated Subsidiary's financial position. All such reports shall be in such detail as the Securities and Exchange Commission shall request and in accordance with GAAP. All such financial statements and other documents delivered to Secured
          Party are to be certified as accurate by the chief financial officer of the Debtor.

               (c) Certificate of Non-Default Along with such quarterly
          financial statements required to be delivered pursuant to
          subparagraphs (a) and (b) above, Debtor shall deliver a non-default certificate in the form of

          Exhibit B attached to the Loan Agreement along with covenant compliance calculations, certified as correct and accurate by the chief financial officer of the Debtor.

               (d) Other Information. Debtor shall provide to Secured Party, promptly after their preparation, copies of any and all financial statements, and reports which Debtor sends to its shareholders and such additional information as Secured Party may from time to time reasonably request regarding the financial and business affairs of
          Debtor or any Guarantor. Without limiting the foregoing, Debtor shall notify Secured Party in writing of all proposed acquisitions, investments and stock repurchases. Prior to and immediately subsequent to each acquisition or investment, Debtor shall demonstrate to the satisfaction of the Secured Party that the Debtor is in compliance with all of the covenants set forth in Section 9.26 of this Agreement.
          All information provided by the Debtor to the Secured Party that is not in the public domain will remain confidential, and will not be disclosed by Secured Party without the prior written consent of the
          Debtor, except to the Secured Party's attorneys, accountants, auditors and consultants, and except as required by applicable law or by the direction of a court of law.

     9.   Section 9.26. of the Loan Agreement shall be amended in its entirety to read as follows:

               9.26. FINANCIAL COVENANTS. The financial covenants to include the following:

               (a) Debtor shall maintain at all times a ratio of Funded Debt to
          EBIDTA of not greater than 2.00 to 1, to be tested at the end of each fiscal quarter, based upon the financial statements required to be submitted to Secured Party pursuant to Section 9.1. herein, and shall be tested on a trailing four-quarter basis.

               (b) Debtor shall maintain at all times a Working Capital ratio of not less than 1.5 to 1, to be tested quarterly, based upon the financial statements required to be submitted to Secured Party pursuant to Section 9.1. herein.

               (c) Debtor shall not permit an operating loss in any two
          consecutive two-quarter period, to be tested based upon the financial statements required to be

          submitted to Secured Party pursuant to Section 9.1. herein.

               (d) Debtor shall not permit "Leverage" to exceed 1.00 to 1, to be tested quarterly based upon the financial statements required to be submitted to Secured Party pursuant to Section 9.1. herein. "Leverage"
          shall be defined as Total Debt minus Subordinated Debt (if any), divided by Net Worth, minus Intangible Assets, plus Subordinated Debt
          (if any), with the terms "Subordinated Debt" and "Net Worth" defined in accordance with GAAP.

     10.  Section 10.14. of the Loan Agreement shall be amended in its entirety to read as follows:

               10.14. CAPITAL EXPENDITURES. Incur Capital Expenditures or make advances to related third parties in excess of $2,000,000 at any time, to be tested based upon the financial statements required to be submitted to the Secured Party pursuant to the terms of Section 9.1.
          herein. As used herein, the term "Capital Expenditures" shall be defined in accordance with GAAP.

     11.  Section 10.15 of the Loan Agreement shall be amended in its entirety to read as follows:

               10.15. STOCK REPURCHASE. Spend in excess of $500,000 annually for stock repurchase, to be tested based upon the financial statements required to be submitted to the Secured Party pursuant to the terms of
          Section 9.1. herein.

     12.  Section 10.16. of the Loan Agreement shall be deleted in its entirety.

     13.  As an inducement to the Secured Party's extending the Termination
Date, increasing the Borrowing Capacity and modifying the Loan Agreement pursuant to the terms hereof, Debtor confirms that it has paid the commitment fee of $27,500.00, and Secured Party's counsel's legal fees plus disbursements thereof, as set forth in the invoice delivered to Debtor as of the date hereof.

     15.  This Amendment No. 4 and the other Transaction Documents, and the rights and obligations of the parties hereunder or thereunder, as the case may be, will be construed and interpreted in accordance with the laws of the State of New York (excluding the laws applicable to conflicts or choice of law).

     16.  DEBTOR AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AMENDMENT NO.
4 OR ANY OF THE OTHER TRANSACTION DOCUMENTS MAY, AT THE OPTION OF SECURED PARTY,
BE BROUGHT IN THE COURTS OF THE STATE OF NEW

YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE
JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE
UPON DEBTOR BY MAIL AT THE ADDRESS SET FORTH IN THIS AMENDMENT NO. 4. DEBTOR
HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF
ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT
FORUM.

     17.  Debtor hereby grants to Secured Party a continuing lien, security interest and right of setoff as security for all liabilities and obligations to
Secured Party, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Secured Party or any entity under the control of Bank of America or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by Debtor), Secured Party may set off the same or any part thereof and apply the same to any liability or obligation of Debtor even though unmatured and regardless of the adequacy of any other collateral securing the Loans. ANY AND ALL RIGHTS TO REQUIRE SECURED PARTY
TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH
SECURES THE LOANS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH
DEPOSITS, CREDITS OR OTHER PROPERTY OF THE DEBTOR OR ANY GUARANTOR, ARE HEREBY
KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

     18.  DEBTOR AND SECURED PARTY (BY ENTERING INTO THIS AMENDMENT NO. 4)
MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A
TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN
CONNECTION WITH THE AGREEMENT (INCLUDING THIS AMENDMENT NO. 4) OR ANY OF THE
OTHER TRANSACTION DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH
OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR
WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF
CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF SECURED PARTY RELATING TO
THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE TRANSACTION DOCUMENTS, AND
AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER
ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS
PROHIBITED BY LAW, DEBTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR
RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL
DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. DEBTOR
CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF SECURED PARTY HAS
PRESENTED, EXPRESSLY OR OTHERWISE, THAT SECURED PARTY WOULD NOT, IN THE EVENT OF
LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A
MATERIAL INDUCEMENT FOR SECURED PARTY TO ENTER

INTO THIS AMENDMENT NO. 4.

         IN WITNESS WHEREOF, the parties have executed this Amendment No. 4 as of the day and year first above written.

                                    FLEET NATIONAL BANK,
                                    A BANK OF AMERICA COMPANY

                                    By: /s/ Patricia A. Calcado
                                        ----------------------
                                    Name: Patricia A. Calcado
                                    Title:   Vice President

                                    MISONIX, INC.

                                    By: /s/ Michael A. McManus
                                        ----------------------
                                    Name:  Michael A. McManus, Jr.
                                    Title: President and Chief Executive Officer